UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): August 11, 2008

TOYZAP.COM, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 333-146781

Texas	20-8592825
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4800 Beldon Trail, Colleyville, TX 76034

(Address of principal executive offices)

Issuer’s telephone number: (817) 507-5801

629 Deforest Road, Coppell, TX 75019

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On August 11, 2008, based upon the recommendation of and approval of the Board of Directors of Toyzap.com, Inc. (the “Company”), the Company dismissed Moore & Associates, Chartered (“Moore”) as its independent auditor and engaged Rosenberg Rich Baker Berman & Company to serve as its independent auditor for the quarter ended June 30, 2008 and going forward.

Moore’s reports on the Company’s financial statements for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Moore’s reports for the years ended December 31, 2007 and 2006 each contained an explanatory paragraph regarding uncertainty about the Company’s ability to continue as a going concern.

During the years ended December 31, 2007 and 2006 and through August 11, 2008, there were no disagreements with Moore on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Moore’s satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company’s consolidated financial statements for such years.

In addition, the Company believes that there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company has provided Moore with a copy of the foregoing statements and requested that Moore provide it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating that the client-auditor relationship between Moore and the Company has ceased (see Exhibit 16.1). Additionally, the Company has requested that Moore provide it with a letter addressed to the SEC stating whether it agrees with the foregoing statements (see Exhibit 16.2).

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

16.1	Letter of Moore & Associates, Chartered to the Securities and Exchange Commission dated August 11, 2008 indicating the client-auditor relationship has ceased.

16.2	Letter from Moore & Associates, Chartered to the SEC dated August 11, 2008 regarding agreement with Company’s statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYZAP.COM, INC.
(Registrant)

Date: August 12, 2008	By:	/s/ Lance Dean
Lance Dean, Chief Executive Officer

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